UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022 (August 9, 2022)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 9, 2022, Educational Development Corporation (the “Company”) executed a Credit Agreement (“Loan Agreement”) with BOKF, NA (the “Lender”). The Loan Agreement establishes (1) a fixed rate term loan in the principal amount of $15,000,000 (the “Fixed Rate Term Loan”), (2) a floating rate term loan in the principal amount of $21,000,000 (the “Floating Rate Term Loan”; together with the Fixed Rate Term Loan, collectively, the “Term Loans”), and (3) a revolving promissory note in the principal amount up to $15,000,000 (the “Revolving Loan”).

Features of the Credit Agreement include:

(i)	Term Loans on 20 year amortization with 5 year maturity date of August 9, 2027
(ii)	Revolving Loan maturity date of August 9, 2023
(iii)	Fixed Rate Term Loan bears interest at a fixed rate per annum equal to 4.26%
(iv)	Floating Rate Term Loan bears interest at a rate per annum equal to Term SOFR Rate + 1.75%
(v)	Revolving Loan bears interest at a rate per annum equal to Term SOFR Rate + 2.50%
(vi)	Revolving Loan allows for Letters of Credit up to $7,500,000

The foregoing description of the Loan Agreement is not complete and is qualified in all respects subject to the actual provisions of the Loan Agreement, a copy of which has been filed as Exhibit 10.01 and is incorporated by reference herein.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 9, 2022, Educational Development Corporation repaid in full all outstanding indebtedness and terminated all commitments and obligations under its Amended and Restated Loan Agreement dated February 15, 2021 (as amended), between the Company and MidFirst Bank. The Company’s payment to MidFirst Bank, including interest, was approximately $45.0 million, which satisfies all of the Company’s debt obligations with MidFirst Bank. The Company did not incur any early termination penalties as a result of the repayment of indebtedness or termination of the Amended and Restated Loan Agreement, which provided Term Loan #1, Advancing Term Loan #1, Advancing Term Loan #2 and the revolving loan. In connection with the repayment of outstanding indebtedness, the Company was automatically and permanently released from all security interests, mortgages, liens and encumbrances under the Amended and Restated Loan Agreement with MidFirst Bank. The material terms of the Amended and Restated Loan Agreement with MidFirst Bank are described in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 5, 2022.

The foregoing summary of the Amended and Restated Loan Agreement with MidFirst Bank is not complete and is qualified in all respects subject to the actual provisions by reference to the Amended and Restated Loan Agreement with MidFirst Bank dated February 15, 2021 and First Amendment dated April 1, 2021, which were filed as Exhibits 10.10 and 10.11, respectively, to the Company’s Form 10-K dated February 28, 2021; the Second Amendment dated July 16, 2021 and Third Amendment dated August 31, 2021, which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Form 10-Q dated August 31, 2021; the Fourth Amendment dated November 19, 2021 which was filed as Exhibit 10.01 to the Company’s Form 8-K dated November 24, 2021; and the Fifth Amendment dated April 11, 2022 which was filed as Exhibit 10.14 to the Company’s Form 10-K dated February 28, 2022, and are incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)         EXHIBITS

Exhibit Number	Description
10.01	Credit Agreement dated August 9, 2022 by and between the Company and BOKF, NA, Tulsa, OK
99.1	Press Release dated August 11, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:            /s/ Craig M. White

              Craig M. White

              President and Chief Executive Officer

Date:         August 11, 2022